EXHIBIT 1.1


                         ADVISOR'S DISCIPLINED TRUST 98

                                 TRUST AGREEMENT

                                                          Dated: August 24, 2006

     This Trust Agreement among Fixed Income Securities, L.P., as Depositor, Evaluator and Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Advisor's Disciplined Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After August 5, 2004 (Including Advisor's Disciplined Trust, Series 13 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment--Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.




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    3.  The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-- Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.

    4. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified for deferred sales fee installments under "Investment Summary--Fees and Expenses" in the Prospectus for the Trust.

    5. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    6. The term "Record Date" shall mean the "Record Dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    7. Section 3.05 is amended by adding the following subsection immediately after Section 3.05(a)(iii):

     "(iv) Notwithstanding any of the previous provisions, if a Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.O

    8. Section 3.07(a)(xiii) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "(xiii)   if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

    9. The first paragraph of Section 3.11 shall be replaced in its entirety by the following:

     Section 3.11. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action with respect to the Equity Securities so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Equity Securities that are held by owners other than the Trust.


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   10.  The first two sentences in the second paragraph of Section 3.11 of the
Standard Terms and Conditions of Trust shall be replaced in their entirety with the following:

     "In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall at the direction of the Depositor, vote for or against, or accept or reject, any offer for new or exchanged securities or property in exchange for a Trust Security. Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property."

   11. Section 3.12(a) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

        "(a)   The Replacement Securities shall be Securities as originally selected for deposit in the Trust or securities which the Depositor determines to be similar in character as Securities originally selected for deposit in the Trust;"

   12. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Investment Summary-- Fees and Expenses--Annual operating expenses--Supervisory, evaluation and administration fees" in the Prospectus for the Trust.

   13. The Standard Terms and Conditions of Trust shall be amended to include the following section:

"Section 3.18. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as regulated investment company and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews.

   14. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, if the Trustee sells, redeems or otherwise liquidates Securities pursuant to Section 6.02 to satisfy Unit redemptions or pursuant to
Section 7.04 to pay Trust expenses, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Trust.


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   15.  The first sentence of Section 7.04 is replaced in its entirety by the following:

          "For services performed under this Indenture the Trustee shall be paid an annual fee in the amount per Unit set forth in the Trust Agreement, which fee shall accrue daily and be computed based on the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year)."

   16. The Trustee's annual compensation as set forth under Section 7.04 shall be $0.0105 per Unit.















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     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                         Managing Director




                            CORPORATE ACKNOWLEDGMENT

STATE OF KANSAS        }
                       }ss.
COUNTY OF SEDGWICK     }

     On the 24th day of August in the year 2006, before me personally came Alex
R. Meitzner, to me known, who, being by me duly sworn, did depose and say that he resides in Wichita, Kansas; that he is Managing Director, of Fixed Income Securities, L.P., the limited partnership described in and which executed the above instrument; and that he signed his name thereto by authority of the general partner of said limited partnership.


                                /s/ CYNTHIA D. WILES
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal






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                                THE BANK OF NEW YORK


                                By      /s/ IRENE GUGLIELMO
                                  -----------------------------
                                         Vice President






                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF KINGS        }

     On the 24th day of August in the year 2006, before me personally came Irene Guglielmo to me known, who, being by me duly sworn, did depose and say that she resides in Brooklyn, New York; that she is a Vice President of The Bank of New York, the company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said company.


                                /s/  EMANUEL T. LYTLE, JR.
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal






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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                         ADVISOR'S DISCIPLINED TRUST 98

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" in the Prospectus for the Trust.




















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